UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2019

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001‑34475	91‑1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West

Seattle, Washington

98119

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676‑5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	OMER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 2, 2019, Omeros Corporation (“Omeros”) entered into a loan and security agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”), which provides for a $50 million revolving line of credit facility. Omeros may draw at its discretion, on a revolving basis, up to the lesser of $50 million and a borrowing base of 85.0% of eligible accounts receivable, less certain reserves. Omeros intends to use the proceeds of any borrowings under the facility for working capital and general business purposes.

Interest on any amounts drawn under the line that remain outstanding is payable monthly at a floating rate equal to the greater of 5.50% and the Wall Street Journal prime rate per annum.

Any loans under the Loan Agreement mature on August 2, 2022, subject to acceleration in certain circumstances. If the Loan Agreement is terminated prior to the maturity date for any reason other than replacement with a new SVB credit facility or a new syndicated facility in which SVB acts as the agent, Omeros is required to pay a termination fee equal to 2.0% of the aggregate amount of the facility.

The Loan Agreement does not encumber any of Omeros’ intellectual property or development program inventories;  Omeros’ obligations under the Loan Agreement are secured by its remaining assets.

The Loan Agreement includes customary events of default that include, among other things, breach, non-payment, inaccuracy of representations and warranties, the occurrence of a material adverse change (as defined in the Loan Agreement), cross default to material indebtedness or material agreements, bankruptcy and insolvency, material judgments and a change in control. In the event of default, SVB may require all obligations under the Loan Agreement to be immediately due and payable and charge a default rate of interest thereon.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Loan Agreement is not intended to be a source of factual, business or operational information about Omeros or its subsidiaries. The representations and warranties contained in the Loan Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 9.01	Financial Statements and Exhibits. (d) Exhibits.

Exhibit Number	Description
10.1	Loan and Security Agreement by and between Omeros Corporation and Silicon Valley Bank, dated August 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: August 8, 2019	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors